SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

ESS TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2002

TO THE SHAREHOLDERS OF ESS TECHNOLOGY, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of ESS Technology, Inc. (the “Company”) will be held on Wednesday, May 29, 2002 at 2:00 p.m. local time at The Fremont Marriott, 46100 Landing Parkway, Fremont, CA 94538, for the following purposes:

1.	To elect directors of the Company, each to serve until the next annual meeting of shareholders, until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2.	To approve an amendment to the 1997 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares;

3.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2002; and

4.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment(s) thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only shareholders of record at the close of business on April 10, 2002 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof.

      We cordially invite you to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

      At the Annual Meeting, we will also report on our business results and other matters of interest to shareholders.

BY ORDER OF THE BOARD OF DIRECTORS

James B. Boyd
Chief Financial Officer

Fremont, California
April 30, 2002

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
AMENDMENT OF THE 1997 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
COMMON OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Performance Graph
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
CERTAIN BUSINESS RELATIONSHIPS
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 29, 2002

General

      The enclosed Proxy is solicited on behalf of the Board of Directors of ESS Technology, Inc., a California corporation, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 29, 2002 at 2:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Fremont Marriott, 46100 Landing Parkway, Fremont, CA 94538. The telephone number at that location is (510) 413-3700.

      In this Proxy Statement:

•	“We,” “us,” “our” and the “Company” refer to ESS Technology, Inc. The Company’s principal executive offices are located at 48401 Fremont Blvd, Fremont, CA 94538. The Company’s telephone number is (510) 492-1088.

•	“Annual Meeting” or “Meeting” means our 2002 Annual Meeting of Shareholders.

•	“Board of Directors” or “Board” means our Board of Directors.

•	“SEC” means the Securities and Exchange Commission.

      We have summarized below important information with respect to the Annual Meeting.

Solicitation

      These proxy solicitation materials, including an annual report for the fiscal year ended December 31, 2001 were mailed on or about April 30, 2002 to all shareholders of record on the Record Date as defined below. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. The Company has retained Mellon Investor Services LLC as its proxy solicitor for a fee of $7,500 plus out-of-pocket costs and expenses. The Company may also conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

      The Company will provide a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 (the “10-K”), including financial statements and financial statement schedules (but not exhibits), without charge to each shareholder upon written request. The written request should be sent to Investors Relations, ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538. Exhibits to the 10-K may be obtained upon written request to Investor Relations and payment of the Company’s reasonable expenses in furnishing such exhibits.

Record Date and Share Ownership

      The Board set April 10, 2002 as the record date for the Annual Meeting (the “Record Date”). Only shareholders of record on that date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 45,678,513 shares of the Company’s common stock were issued and outstanding (collectively, the “Shares”), and there were 201 shareholders of record.

Voting and Quorum

      Each Share is entitled to one vote on all matters, except that in the election of directors each shareholder has cumulative voting rights and is entitled to a number of votes equal to the number of Shares held by such shareholder multiplied by the number of directors to be elected. The shareholder may cast these votes all for a single candidate or distribute the votes among any or all of the candidates. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of an intention to cumulate votes. In such an event, the proxy holder may allocate among the Board of Directors’ nominees the votes represented by proxies in the proxy holder’s sole discretion. Votes against a director nominee and votes withheld shall have no legal effect. With respect to the election of directors, the six (6) directors receiving the highest number of votes of the Shares of common stock present in person or represented by proxy at the Annual Meeting and voting on the election of directors will be elected.

      The Inspector of Elections will tabulate the votes cast in person or by proxy at the Annual Meeting with the assistance of the ESS’s transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of a majority of the Shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In addition, the shares voting affirmatively on any matter must also constitute at least a majority of the required quorum. In general, California law also provides that a quorum consists of a majority of the Shares entitled to vote, represented either in person or by proxy.

      The shares represented by the proxies received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy which is returned using the form of proxy enclosed but which is not marked will be voted (1) “FOR” the election of directors in the manner described in the Proxy Statement, (2) “FOR” the approval of the amendment to the 1997 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, (3) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked. The Inspector of Elections will treat abstentions on any matter as present and entitled to vote for purposes of determining the presence or absence of a quorum, and as voting on the proposal in determining the total number of votes cast with respect to a proposal submitted to shareholders for a vote. Accordingly, abstentions will have the same effect as a vote against the proposal. If a broker indicates on an enclosed proxy or its substitute that it does not have discretionary authority to vote on a particular matter (“broker non-votes”), the shares covered by such proxy will be counted as present and entitled to vote for purposes of determining the presence or absence of a quorum, but will not be considered as voting with respect to that particular matter. On any matter which requires the affirmative vote of a majority of the outstanding shares, abstentions and broker non-votes have the same effect as a negative vote. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, ESS believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning determination of a quorum and voting of shares. The Company will announce preliminary voting results at the Annual Meeting. The Company will publish the final results in its quarterly report with the SEC on Form 10-Q for the quarter ended June 30, 2002.

      The Company announced in its 2001 proxy statement that if the shareholders who are interested in raising a proposal at the Company’s 2002 Annual Meeting do not notify the Company of a proposal on or before March 13, 2002, management may use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2002 Annual Meeting. Since the Company was not notified of any proposal on or before March 13, 2002, management intends to use its discretionary voting authority to vote on any proposal that may be brought at the 2002 Annual Meeting.

Revocability of Proxies

      A proxy may be revoked by a shareholder giving it at any time prior to the voting at the Annual Meeting by written notice of revocation to the Assistant Secretary of the Company, by submission of another duly executed proxy bearing a later date or by voting in person at the Annual Meeting. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, a proxy properly marked, dated, signed and received will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the shareholders.

Voting Procedures

      You may vote by mail. To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your Shares will be voted as you instruct. If you received more than one proxy card, it means that you hold Shares in more than one account. Please sign and return all proxy cards to ensure that all your Shares are voted.

      You may vote in person at the Annual Meeting. We will pass out written ballots to anyone who wants to vote at the Annual Meeting. If you hold your Shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Annual Meeting. Holding Shares in “street name” means your Shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your Shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your Shares at the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

      Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2003 annual meeting of shareholders and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company no later than December 31, 2002, which is 120 calendar days prior to the anniversary of this year’s mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

      SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2003 annual meeting of shareholders is March 17, 2003 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a shareholder gives notice of such a proposal before the Discretionary Vote Deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the Company’s 2003 annual meeting of shareholders.

      If a shareholder does not notify the Company on or before March 17, 2003 of a proposal for the 2003 annual meeting of shareholders, management intends to use its discretionary voting authority to vote on such proposal, even if the matter is not discussed in the proxy statement for the 2003 annual meeting of shareholders.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Company’s bylaws currently provide that the number of directors shall not be less than five or more than nine. The size of the Company’s Board of Directors is currently set at six members. Six nominees will be elected at the Annual Meeting to be the six directors of the Company.

      The Board has nominated the six persons named below to serve as directors to hold office until the next annual meeting of shareholders, until their respective successors have been elected and qualified or until such directors’ earlier resignation or removal. All of the nominees have served as directors since the last annual meeting of shareholders. If any nominee for any reason is unable to serve, or for good cause, will not serve as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or, for good cause, will not serve as a director.

      In voting for directors, each shareholder is entitled to cast that number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock held by such shareholder. Such votes may be cast for one candidate or distributed in any manner among the nominees for directors provided that votes may not be cast for more than six (6) candidates. However, the right to cumulate votes in favor of one or more candidates may not be exercised unless the candidate or candidates have been nominated prior to the voting, and a shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder gives such notice, all shareholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by proxies in the enclosed form will (if authority to vote for the election of directors is not withheld) have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.

Nominees

      The names of the nominees, and certain information about them as of March 31, 2002, are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Fred S.L. Chan	55	Chairman of the Board of the Company	1986
Robert L. Blair(1)	54	President and Chief Executive Officer of the Company	1999
Annie M.H. Chan	49	Independent Investor and Management Consultant	1993
Peter T. Mok(2)(3)(4)	47	President and CEO of KLM Capital	1993
Dominic Ng(2)	42	President and CEO of East West Bank	1998
David S. Lee(2)(3)(4)	64	Chairman of the Board for eOn Communications and Cortelco	2000

(1)	Member of the Option Grant Committee of the Board

(2)	Member of the Audit Committee of the Board

(3)	Member of the Compensation Committee of the Board

(4)	Member of the Nominating Committee of the Board

      Except as set forth below, each of the nominees has been engaged in the principal occupation set forth next to his or her name above during the past five years. There is no family relationship between any director or executive officer of the Company, except for Annie Chan and Fred Chan, who are married to each other.

      Fred S.L. Chan has been a director since January 1986 and has served as Chairman of the Board since October 1992. Mr. Chan is the Chairman of the Board for Vialta, Inc. and has served in that capacity since September 1999. Mr. Chan served as President and Chief Executive Officer of Vialta from September 1999 to

August 2001. Mr. Chan served as our President from November 1985 until October 1996 and from February 1997 to September 1999. He served as our Chief Executive Officer from June 1994 until September 1999. Mr. Chan served as our Chief Financial Officer from October 1992 to May 1995. From 1984 to 1985, Mr. Chan was founder, President and Chief Executive Officer of AC Design, Inc., a VLSI chip design center that provides computer aided design (CAD), engineering and other design services. From 1982 to 1984, he was co-founder, President and Chief Executive Officer of CADCAM Technology, Inc., a company in the business of computer aided engineering (CAE) systems development. Mr. Chan holds B.S.E.E. and M.S.C. degrees from the University of Hawaii. Mr. Chan is the spouse of Annie M.H. Chan, another of our directors.

      Robert L. Blair has been our President and Chief Executive Officer since September 1999. Mr. Blair was elected as a director in 1999. Mr. Blair served as our Executive Vice President of Operations from April 1997 to September 1999. From December 1994 to March 1997, he was our Vice President of Operations. From December 1991 to November 1994, he was Senior Vice President of Operations (Software Packaging & Printing Division) of Logistix Corporation, a software turnkey company, and from 1989 to November 1991, he was Vice President and co-owner of Rock Canyon Investments, a real estate development-planning firm in California. From 1986 to 1989, he held various positions at Xidex Corporation, a computer diskette manufacturer, including President/ General Manager, and at XEMAG, a division of Xidex Corporation. From 1973 to 1986, he held several positions including Vice President, High Reliability Operations at Precision Monolithics, Inc.

      Annie M.H. Chan has served as a director since May 1993. Ms. Chan has been an independent investor and management consultant since April 1996. Ms. Chan was a member of our Senior Technical Staff from May 1995 until March 1996. From September 1994 to May 1995, she was our Vice President of Administration and, from May 1993 to August 1994, she was our Vice President of computer-aided design (CAD). Ms. Chan holds a B.S. degree in Organizational Behavior from the University of San Francisco. Ms. Chan is the spouse of Fred S.L. Chan, our Chairman of the Board.

      Peter T. Mok has served as a director since May 1993. Mr. Mok is currently the President and Chief Executive Officer of KLM Capital, a venture capital management company, and has served in that capacity since July 1996. From July 1994 to July 1996, Mr. Mok was Senior Manager, Investment Banking, of DBS Ltd. From June 1992 to July 1994, he was Senior Vice President, Manager and a director of Transpac Capital, Inc., a venture capital management company that is a wholly owned subsidiary of Transpac. Mr. Mok holds a B.S. degree in Business Administration from San Jose State University.

      Dominic Ng has served as a director since May 1998. Mr. Ng is currently the President and Chief Executive Officer of East West Bank and has served in that capacity since 1992. Prior to joining the Bank, he served as President of Seyen Investment, Inc. Mr. Ng is currently a member of the Board of Regents of Loyola Marymount University, Board of Visitors of The Anderson School at UCLA, Board of Trustees of Polytechnic School, Board of Directors and 2001 Campaign Chair of the United Way of Greater Los Angeles and serves, among others, as a Vice Chairman of Town Hall of Los Angeles.

      David S. Lee has served as a director since March 2000. Mr. Lee is currently the Chairman of the Board for eOn Communications, Cortelco and Cidco Communications. Prior to that, he served as President and Chairman of Data Technology Corporation, which bought and merged with Qume Corporation in 1988. From 1983 to 1985, he served as Vice President of ITT and as Group Executive and Chairman of its Business Information Systems Group. Mr. Lee held positions of Executive Vice President of ITT Qume from 1978 to 1981 and President from 1981 to 1983. Mr. Lee co-founded Qume Corporation in 1973 and served as Executive Vice President until it was acquired by ITT Corporation in 1978. Mr. Lee currently serves on the Board of Directors for many business and non-business related ventures including, among others, Linear Technology Corporation, Accela Inc., Daily Wellness Co., and the California Chamber of Commerce. He was an advisor to both President Bush and President Clinton through the Advisory Committee on Trade Policy and Negotiation and additionally to Governor Pete Wilson through the California Economic Development Corporation. Mr. Lee is also a Regent of the University of California.

Board Meetings and Committees

      The Board held 12 meetings in fiscal year 2001, including telephone conference meetings. The Board of Directors has an Audit Committee, a Compensation Committee, an Option Grant Committee and a Nominating Committee.

      The Audit Committee of the Board, which consisted of independent, non-employee directors David Lee, Peter Mok and Dominic Ng, held four (4) meetings in fiscal year 2001. In 2001, the Board of Directors adopted a written Charter for the Audit Committee under which the Audit Committee performs its functions and responsibilities. The principal functions and responsibilities of the Audit Committee are to reviews the adequacy of the Company’s internal control systems, financial reporting procedures, the general scope of the Company’s annual audit, the fees charged by the independent accountants, the performance of non-audit services by the Company’s accountants and the fairness of any proposed transaction between any officer, director or other affiliate of the Company and the Company. After such review, the Audit Committee makes recommendations to the full Board and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company’s common stock may now or in the future be listed. The members of the Audit Committee are independent, as defined under Rule 4200(a) of the NASD listing standards. The Audit Committee has determined that the provision of non-audit services by the accountants is compatible with maintaining the accountants’ independence.

      The Compensation Committee, which consisted of independent, non-employee directors David Lee and Peter Mok, held six (6) meetings in fiscal year 2001. The Compensation Committee reviews and approves compensation and benefits for the Company’s key executive officers, administers the Company’s stock purchase and equity incentive plans and makes recommendations to the Board of Directors regarding such matters. The Option Grant Committee, consisted of director Robert L. Blair, administers the Company’s stock option grants for up to 20,000 shares of common stock per person to the Company’s employees, officers, consultants and directors and makes recommendations to the Board of Directors regarding such matters.

      The Nominating Committee was formed in December 1997. It makes recommendations to the Board regarding the size and composition of the Board. The Nominating Committee consisted of David Lee and Peter Mok. The Nominating Committee did not meet in fiscal year 2001. The Nominating Committee will consider nominees proposed by shareholders. Any shareholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so on or before March 17, 2003 by giving the candidate’s name and qualifications in writing to the Assistant Secretary of the Company, ESS Technology, Inc., 48401 Fremont Blvd., Fremont, CA 94538. Nominations that are intended to be included in the Company’s proxy statement for the 2003 annual meeting of shareholders must be submitted no later than December 31, 2002. See “Deadline for Receipt of Shareholder Proposals” Section of this Proxy Statement.

      Each of the nominees who was a director during the entire fiscal year attended or participated in 75% or more of the aggregate number of meetings of the Board of Directors and the committees of the Board on which the director served.

Compensation of Directors

      Directors of the Company do not receive cash compensation for their services, except that non-employee directors other than Fred Chan (Annie Chan, David Lee, Peter Mok and Dominic Ng) received $2,000 each for each scheduled board meeting he or she attends in person. Effective July 2001, the Company modified the non-employee directors’ compensation schedule, whereby a non-employee director would receive a quarterly fee of $4,000 and either an additional $2,000 for each scheduled board meeting he or she attends in person or an additional $1,000 for each scheduled board meeting he or she attends via conference call. The directors are reimbursed for their reasonable expenses in attending meetings of the Board of Directors.

      Non-employee directors of the Company are automatically granted options to purchase shares of the Company’s common stock pursuant to the terms of the Company’s 1995 Directors’ Stock Option Plan (the “Directors Plan”). Each non-employee director who becomes a member of the Board on or after October 5,

1995, the effective date of the Company’s initial public offering of its common stock (the “Effective Date”), will be automatically granted an option to purchase 40,000 shares of common stock under the Directors Plan (the “Initial Grant”). On the date of each annual meeting of the Company’s Shareholders, each non-employee director will be automatically granted an additional option to purchase 10,000 shares of common stock under the Directors Plan, so long as he or she has continuously served as a director of the Company for at least six months (the “Subsequent Grant”). Options granted under the Directors Plan have an exercise price equal to the fair market value of the Company’s common stock on the date of grant with a term of ten years. The fair market value of the common stock is determined by the Board of Directors on a consistent basis. Where possible, fair market value is based on the closing price on the Nasdaq National Market on the grant date. Initial Grants vest and became exercisable with respect to 25% of the shares on the first anniversary of the date of grant and with respect to 1/48th of the shares on the same date of each succeeding month. Subsequent Grants vest and become exercisable with respect to 1/48th of the shares on the same date as the date of grant each month following the grant. Annie Chan, David Lee, Peter Mok and Dominic Ng, the non-employee directors of the Board, have been granted options to purchase 25,000, 25,000, 95,000, and 45,000 shares of the Company’s common stock, respectively, in the aggregate for their service as directors through March 31, 2002.

      Mr. Matthew Fong served as an Advisor to the President from January 1999 to September 2001. Under the terms of Mr. Fong’s employment offer, he was an at-will employee reporting to Mr. Chan and received a compensation of $5,950 per month for four hours per week with an additional compensation of $250 per hour and $2,500 per day for each day of travels overseas. Mr. Fong had been granted options to purchase 100,000 shares of the Company’s common stock. Mr. Fong resigned as an Advisor and from the Board of Directors effective September 2001.

Required Vote

      The six nominees receiving the highest number of affirmative votes of Shares of the Company’s common stock present at the Annual Meeting in person or by proxy and voting on the election of directors shall be elected as directors.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

AMENDMENT OF THE 1997 EQUITY INCENTIVE PLAN

      At the Annual Meeting, the Company’s shareholders are being asked to approve an amendment to the Company’s 1997 Equity Incentive Plan (the “1997 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

      The following is a summary of the material terms of the 1997 Plan as proposed to be amended. This summary is qualified in its entirety by the text of the 1997 Plan.

General

      The Company’s 1997 Plan was adopted by the Board in April 1997. In connection with the proposed amendment of the 1997 Plan, the Board has reserved 2,000,000 additional shares of common stock for issuance under the 1997 Plan. The Board believes that, in order to attract qualified employees, officers, consultants and directors to the Company and to provide incentives to its current employees, officers, consultants and directors, it is necessary to grant options to purchase common stock to such persons pursuant to the 1997 Plan. Accordingly, the shareholders are being asked to approve the amendment of the 1997 Plan.

      The 1997 Plan provides for the granting to employees of incentive stock options within the meaning of Section 422 of the Code, and for the granting of non-statutory stock options to employees, consultants and directors. See “United States Federal Income Tax Information” below for information concerning the tax treatment of both incentive stock options and non-statutory stock options.

      As of March 31, 2002, 2,821,989 shares had been issued upon exercise of options granted under the 1997 Plan, options to purchase 6,006,390 shares were outstanding and 1,171,621 shares remained available for future grant. Grants under the 1997 Plan are discretionary. Accordingly, the future benefits under the 1997 Plan to particular participants are not determinable. The following table sets forth information with respect to the stock options granted to the Named Executive Officers, all executive officers as a group, all directors who are not executive officers as a group, and all employees (including all officers who are not executive officers) as a group under the 1997 Plan in the last completed fiscal year.

	Number of Shares Subject to	Weighted Average
	Options Granted under	Exercise Price
Name and Title	the 1997 Plan	Per Share ($)

Fred S.L. Chan	590,000	$4.875
Robert L. Blair	168,000	$4.875
James B. Boyd	190,000	$4.875
Frank Effler, Jr.(1)	50,000	$6.004
All executive officers as a group (4 persons)	998,000	$4.932
All employees (including all officers who are not executive officers) as a group (488 persons)	4,143,074	$6.418

(1)	Frank Effler, Jr. resigned as an officer in December, 2001.

      The 1997 Plan is not a qualified, deferred compensation plan under Section 401(a) of the Code and is not subject to the provisions of the ERISA.

Reservation of Shares Under The 1997 Plan

      The Board believes that in order to attract and retain highly qualified employees, consultants and directors and to provide such employees, consultants and directors with adequate incentive through their proprietary interest in the Company, it is necessary to reserve 2,000,000 additional shares of common stock for issuance thereunder. At the Annual Meeting, the shareholders are being asked to approve an amendment to the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

Purpose

      The purposes of the 1997 Plan are to attract and retain the best available personnel for the Company, to provide additional incentive to the employees, officers, consultants and directors of the Company, and to promote the success of the Company’s business.

Administration

      Grants under the 1997 Plan may (but need not) be made by different administrative bodies with respect to employees or consultants who are also officers or directors and employees who are neither directors nor officers. A body administering grants that are intended to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended and to be “performance-based compensation” under Section 162(m) of the Code shall comply with the requirements of those laws. The various administrative bodies are referred to as the “Administrator.”

Eligibility

      The 1997 Plan provides that options may be granted to employees (including officers and directors who are also employees) and consultants of the Company (including non-employee directors). Incentive stock options may be granted only to employees. The Administrator selects the optionees and determines the number of shares and the exercise price to be associated with each option. In making such determination, the Administrator takes into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to the success of the Company, and other relevant factors. As of March 31, 2002, there are approximately 449 employees, officers, consultants and directors eligible to participate in the 1997 Plan.

      The 1997 Plan provides that the maximum number of shares of common stock which may be granted under options to any one individual under the 1997 Plan during any fiscal year is 500,000, provided that options covering up to 1,000,000 shares may be granted to an individual in connection with his or her initial employment. These limits are subject to adjustment as provided in the 1997 Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

Terms of Options

      The terms of options granted under the 1997 Plan are determined by the Administrator. Each option is evidenced by a stock option agreement between the Company and the optionee and is subject to the following additional terms and conditions:

      Exercise of the Option. The optionee must earn the right to exercise the option by continuing to work for the Company. The Administrator determines when options are exercisable. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased, and by tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Administrator.

      Exercise Price. The exercise price of options granted under the 1997 Plan is determined by the Administrator and must be at least equal to the fair market value of the shares on the date of grant based upon the closing price on the Nasdaq National Market on the date of grant, in the case of incentive stock options. In the case of non-statutory stock options, the exercise price of the option granted is as determined by the Administrator. Incentive stock options granted to shareholders owning more than 10% of the total combined voting power of all classes of the Company’s stock (such holders are referred to as “10% Shareholders”) are subject to the additional restriction that the exercise price on such options must be at least 110% of the fair market value on the date of the grant. Non-statutory stock options granted to a “covered employee” under

Section 162(m) of the Code are subject to the additional restriction that the exercise price on such options must be at least 100% of the fair market value on the date of grant.

      Termination of Employment. Unless otherwise provided in the option agreement, if the optionee’s employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability or for cause, options under the 1997 Plan may be exercised not later than 30 days after the date of such termination to the extent the option was exercisable on the date of such termination. In no event may any person exercise an option after the expiration of its term.

      Disability. Unless otherwise provided in the applicable stock option agreement, if an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of or her total and permanent disability, options may be exercised within six months (or such other period of time not exceeding twelve months in the case of incentive stock options as is determined by the Administrator) after the date of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

      Death. Unless otherwise provided in the applicable stock option agreement, if an optionee should die while employed or retained by the Company (or within 30 days of a termination other than for cause), and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within twelve months after the date of death (or such other period of time, not exceeding six months, as is determined by the Administrator) by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

      Cause. Unless otherwise provided in the applicable stock option agreement, if an optionee’s employment or service with the Company is terminated for cause, the optionee’s option will terminate upon termination.

      Option Termination Date. Incentive stock options granted under the 1997 Plan expire ten years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10% Shareholders may not have a term of more than five years.

      Non-transferability of Options. Incentive stock options are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee. In the case of non-statutory stock options, the Administrator may at its discretion in certain circumstances allow the transferability of such options.

      Acceleration of Option. In the event of a merger of the Company with or into another corporation or sale of substantially all of the Company’s assets, the Administrator may either accomplish a substitution or assumption of options by the successor corporation or give written notice of the acceleration of the optionee’s right to exercise his or her outstanding options in part or in full at any time within fifteen days of such notice.

      Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

Adjustments Upon Changes In Capitalization

      In the event any change, such as a stock split, reverse stock split, stock dividend, combination or reclassification, is made in the Company’s capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, and the annual limitation on grants to employees, as well as the number of shares available for issuance under the 1997 Plan. In the event of the proposed dissolution or liquidation of the Company, each option will terminate unless otherwise provided by the Administrator.

Amendment and Termination

      The Board may amend the 1997 Plan at any time or from time to time or may terminate it without approval of the shareholders to the extent allowed by applicable law. However, no action by the Board or the shareholders may materially and adversely affect any option previously granted under the 1997 Plan, unless mutually agreed otherwise between the optionee and the Board. The 1997 Plan shall terminate in April 2007, provided that any options then outstanding under the 1997 Plan shall remain outstanding until they expire by their terms.

United States Federal Income Tax Information

      The following is a brief summary of the U.S. federal income tax consequences of transactions under the 1997 Plan based on federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular optionee based on his or her specific circumstances. The summary addresses only current U.S. federal income tax law and expressly does not discuss the income tax laws of any state, municipality, non-U.S. taxing jurisdiction or gift, estate or other tax laws other than federal income tax law. The Company advises all optionees to consult their own tax advisor concerning the tax implications of option grants and exercises and the disposition of stock acquired upon such exercises, under the 1997 Plan.

      Options granted under the 1997 Plan may be either incentive stock options, which are intended to qualify for the special tax treatment provided by Section 422 of the Code, or non-statutory stock options, which will not qualify. If an option granted under the 1997 Plan is an incentive stock option, the optionee will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise, except to the extent that such exercise causes the optionee to incur alternative minimum tax. (See discussion below.) The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option by the optionee, any gain will be treated as a long-term capital gain. If both of these holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the common stock on the date of the option exercise or the sale price of the common stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on a disposition of the shares prior to completion of both of the above holding periods in excess of the amount treated as ordinary income will be characterized as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier.

      All other options that do not qualify as incentive stock options are referred to as non-statutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a non-statutory stock option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to income and employment tax withholding by the Company by payment in cash by the optionee or out of the optionee’s current earnings. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares as of the date of exercise of the option will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year from date of exercise.

Alternative Minimum Tax

      The exercise of an incentive stock option may subject the optionee to the alternative minimum tax under Section 55 of the Code. Alternative minimum tax will be due if the tax determined under the alternative minimum tax rules exceeds the regular tax of the taxpayer for the year.

      In computing alternative minimum taxable income, shares purchased upon exercise of an incentive stock option are treated as if they had been acquired by the optionee pursuant to exercise of a non-statutory stock option. As a result, the optionee recognizes alternative minimum taxable income equal to the excess of the fair market value of the common stock on the date of exercise over the option exercise price. Because the alternative minimum tax calculation may be complex, optionees should consult their own tax advisors prior to exercising incentive stock options.

      If an optionee pays alternative minimum tax, the amount of such tax may be carried forward as a credit against any subsequent year’s regular tax in excess of the alternative minimum tax for such year.

Required Vote

      The approval of the amendment to the 1997 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares requires the affirmative vote of the holders of a majority of Shares of the Company’s common stock present at the Annual Meeting in person or by proxy and constituting a majority of the required quorum.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 2,000,000 SHARES.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants to perform the audit of the Company’s financial statements for fiscal year 2002 and recommends that the shareholders vote for ratification of such selection. In the event the shareholders do not ratify such selection, the Board will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Paid to the Independent Accountants

  Audit Fees

      PricewaterhouseCoopers LLP billed the Company aggregate fees of $311,500 for professional services rendered for the audit of the Company’s annual financial statements for fiscal year 2001, for reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the first three quarters of fiscal 2001.

  Financial Information Systems Design and Implementation

      No fees were billed by PricewaterhouseCoopers LLP for fiscal year 2001 for professional services rendered for financial information systems design and implementation.

  All Other Fees

      PricewaterhouseCoopers LLP billed the Company aggregate fees of $2,009,975 for other professional services rendered in fiscal 2001, including professional services in connection with tax preparation, tax consultation, statutory filings, Vialta spin-off and other consulting services.

      The Audit Committee of the Board has considered whether the provision by PricewaterhouseCoopers LLP of the non-audit services listed above is compatible with maintaining PricewaterhouseCoopers LLP’s independence. The Audit Committee has determined that the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’ independence.

Required Vote

      The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants requires the affirmative vote of the holders of a majority of Shares of the Company’s common stock present at the Annual Meeting in person or by proxy and constituting a majority of the required quorum.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP FOR FISCAL YEAR 2002.

COMMON OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 31, 2002, known to the Company regarding the beneficial ownership of the Company’s common stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) each executive officer named in the Summary Compensation Table below (the “Named Executive Officers”) and (iv) all directors and executive officers as a group. Except as otherwise noted, the address of each person listed in the table is c/o ESS 48401 Fremont Blvd., Fremont, CA 94538.

	Shares Beneficially
	Owned

	Number		Options Exercisable
	of		on or Before
Beneficial Owners	Shares	Percent	May 31, 2002(1)

Fred S.L. Chan(2)	9,361,791	20.5%	328,334
Annie M.H. Chan(2)	9,361,791	20.5%	18,439
The Annie M.H. Chan Living Trust	4,498,677	9.8%	—
Robert L. Blair(3)	313,490	*	175,305
James B. Boyd	61,667	*	61,667
Frank Effler, Jr.(4)	69,701	*	48,001
Dominic Ng, Director	32,500	*	32,500
David S. Lee, Director	13,958	*	13,958
c/o Eon Communications
105 Cochrane Circle
Morgan Hill, CA 95037
Peter T. Mok, Director	13,125	*	13,125
c/o KLM Capitol Group
2041 Mission College Blvd., Suite 175
Santa Clara, CA 95054
All executive officers and directors as a group(5)	9,866,232	21.6%	691,329

*	Less than one percent of the outstanding shares of the Company’s common stock.

(1)	Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. As of March 31, 2002, 45,696,198 shares of the Company’s common stock were issued and outstanding. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 31, 2002 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 38,988 shares held by Fred S.L. Chan. This amount also includes 4,498,677 shares held by the Annie M.H. Chan Living Trust. This amount also includes 814,578 shares held by a trust benefiting David Y.W. Chan (the “David Chan Trust”), 280,000 shares held by a trust benefiting Michael Y.J. Chan (the “Michael Chan Trust”) and 251,800 shares held by the Shiu Leung Chan & Annie M.H. Chan Gift Trust, a trust benefiting David Chan, Edward Chan and Michael Chan jointly. David, Edward and Michael Chan are sons of Fred S.L. Chan and Annie M.H. Chan. Mee Sim Chan Lee and Sung Kook Kim are trustees of the three above-mentioned trusts. In addition, Myong Shin Kim is a trustee of the David Chan Trust and the Michael Chan Trust. This amount does not include shares held in trust for the benefit of Edward Chan, an adult who does not reside with the Chans. This amount also includes 3,130,975 shares held by Annie M.H. Chan, of which 2,000,000 shares are subject to forward sales contracts as to which Ms. Chan has voting, but not dispositive power. Includes options exercisable within 60 days of March 31, 2001 held by Mr. Chan to purchase 328,334 shares of the Company’s common stock and options exercisable within 60 days of March 31, 2001 held by Ms. Chan to purchase 18,439 shares of the Company’s common stock.

(3)	Includes 120,000 shares which are subject to a forward sales contract as to which Mr. Blair retains voting, but not dispositive power.

(4)	Mr. Effler resigned as Vice President of Worldwide Sales effective December, 2001.

(5)	Includes 5,845,055 shares held by entities affiliated with certain directors as described in Note (2).

EXECUTIVE COMPENSATION

      The following table shows the compensation earned by (a) the individual who served as the Company’s Chief Executive Officer during the fiscal year ended December 31, 2001; (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 2001; and (c) the compensation received by each such individual for the Company’s two preceding fiscal years where applicable.

					Long-Term
					Compensation Awards
	Annual Compensation
				Other	Securities
	Fiscal			Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation(1)

Fred S.L. Chan	2001	$248,000	$260,000	$—	590,000	$966
Chairman of the Board of	2000	248,000	—	—	—	655
Directors of the Company and	1999	248,000	701,002	—	350,000	1,059
Former President & CEO of Vialta(2)
Robert L. Blair	2001	$260,000	$260,000	—	168,000	$966
President & CEO	2000	260,000	—	—	—	686
	1999	215,000	50,000	$322	206,666	907
James B. Boyd	2001	$170,000	$51,000	—	190,000	—
CFO and Assistant Secretary	2000	75,410	22,525	—	—	—
	1999	—	—	—	—	—
Frank Effler, Jr.	2001	$180,250	$44,566	$6,000	50,000	$—
Former VP of Worldwide Sales(3)	2000	166,629	93,459	750	—	440
	1999	181,292	97,129	322	25,000	715

(1)	Includes dollar value of premiums paid by the Company under the Company’s group term life insurance policy and accidental death and dismemberment policy on behalf of the Named Executive Officers.

(2)	ESS completed its spin-off of its subsidiary Vialta on August 21, 2001. Mr. Chan resigned as the President of Vialta effective April, 2001 and CEO of Vialta effective September, 2001.

(3)	Mr. Effler resigned as Vice President of Worldwide Sales effective December, 2001. Effective December 2001, Mr. Patrick Ang assumed many of duties previously performed by Mr. Effler in his position as the Chief Operating Officer and Executive Vice President.

Stock Option Grants In Fiscal Year 2001

      The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)

			Percent			Potential Realizable
			of Total			Value at Assumed
	Number of		Options/			Annual Rates of Stock
	Securities		SARs Granted	Exercise		Price Appreciation
	Underlying		to Employees	of Base		for Option Term(2)
	Options/SARs		in Fiscal	Price	Expiration
Name	Granted(#)		Year(%)(3)	($/SH)(4)	Date	5% ($)	10% ($)

Fred S.L. Chan	170,000	(5a)	4.06%	$4.875	7/3/06	$228,968	$505,960
	170,000	(5b)	4.06%	$4.875	7/3/07	$281,854	$639,431
	250,000	(6)	5.98%	$4.875	1/3/11	$766,465	$1,942,374
Robert L. Blair	30,000	(7)	0.72%	$4.875	1/3/08	$59,538	$138,750
	30,000	(8)	0.72%	$4.875	1/3/09	$69,828	$167,250
	40,000	(9)	0.96%	$4.875	1/3/10	$107,509	$264,800
	68,000	(10)	1.63%	$4.875	1/3/11	$208,479	$528,326
James B. Boyd	20,000	(11)	0.48%	$4.875	1/3/07	$33,159	$75,227
	20,000	(12)	0.48%	$4.875	1/3/08	$39,692	$92,500
	42,500	(13)	1.02%	$4.875	7/6/06	$57,242	$126,490
	30,000	(14)	0.72%	$4.875	7/6/07	$49,739	$112,841
	30,000	(15)	0.72%	$4.875	7/6/08	$59,538	$138,750
	30,000	(16)	0.72%	$4.875	7/6/09	$69,828	$167,250
	17,500	(17)	0.42%	$4.875	7/6/09	$40,733	$97,562
Frank Effler, Jr.	20,000	(18a)	0.48%	$4.875	1/3/07	$33,159	$75,227
	20,000	(18b)	0.48%	$4.875	1/3/08	$39,692	$92,500
	7,500	(19)	0.18%	$10.520	7/21/11	$49,620	$125,746
	2,500	(20)	0.06%	$10.520	7/21/11	$16,540	$20,292

(1)	No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year.

(2)	The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock and the timing of option exercises, as well as the optionees’ continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(3)	The Company granted stock options representing 4,183,074 shares to employees in the last fiscal year.

(4)	The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(5) (a)	1/6th of the shares vested monthly on the 3rd day of each month commencing 2/3/01 through 7/3/01.

(b)	1/12th of the shares vest monthly on the 3rd day of each month commencing 8/3/01 through 7/3/02.

(6)	1/36th of 150,000 shares vest monthly on the 3rd day of each month commencing 2/3/02 through 1/3/05 and 1/12th of 100,000 shares vest monthly on the 3rd day of each month commencing 2/3/05 through 1/3/06.

(7)	1/12th of 30,000 shares vested monthly on the 3rd day of each month commencing on 2/3/01 through 1/3/02.

(8)	1/12th of 30,000 shares vest monthly on the 3rd day of each month commencing on 2/3/02 through 1/3/03.

(9)	1/12th of 40,000 shares vest monthly on the 3rd day of each month commencing on 2/3/03 through 1/3/04.

(10)	1/12th of 68,000 shares vest monthly on the 3rd day of each month commencing on 2/3/04 through 1/3/05.

(11)	Vested on 1/3/02.

(12)	1/12th of the shares vest on the 3rd day of each month commencing 2/3/02 through 1/3/03.

(13)	30,000 shares vested on 7/6/01 and 2,500 shares vested on the 6th day of each month thereafter commencing 8/6/01 through 12/6/01.

(14)	1/12th of the shares vest monthly on the 6th day of each month commencing 1/6/02 through 12/6/02.

(15)	1/12th of the shares vest monthly on the 6th day of each month commencing 1/6/03 through 12/6/03.

(16)	1/12th of the shares vest monthly on the 6th day of each month commencing 1/6/04 through 12/6/04.

(17)	1/7th of the shares vest monthly on the 6th day of each month commencing 1/6/05 through 7/6/05.

(18)	(a) Vested on 1/3/02.

(b)	1/12th of the shares vest monthly on the 3rd day of each month commencing 2/3/02. Only 1,667 shares vested due to the termination of Mr. Effler’s employment in February, 2002.

(19)	2,500 shares vest on 7/21/02; 1/5th of 1,042 shares vest monthly on the 21st day of each month commencing 8/21/02 through 12/21/02, 1/12th of 2,500 shares vest on the 21st day of each month commencing 1/21/04 through 12/21/04 and 1/7th of 1,458 shares vest on the 21st day of each month commencing 1/21/05 through 7/21/05. None of the shares vested due to the termination of Mr. Effler’s employment in February, 2002.

(20)	1/12th of the shares vest monthly on the 21st day of each month commencing 1/21/03 through 12/21/03. None of the shares vested due to the termination of Mr. Effler’s employment in February, 2002.

Aggregate Option Exercises In Fiscal 2001 and Fiscal Year-End Values

      The following table sets forth certain information concerning the exercise of options by each of the Named Executive Officers during fiscal year 2001, including the aggregate amount of gains on the date of exercise. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001. Also reported are values of “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and $ 21.26 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq National Market on December 31, 2001.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at Fiscal Year End		Fiscal Year-End(2)
	on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Fred S.L. Chan	—	$—	240,833	349,167	$3,946,049	$5,721,101
Robert L. Blair	—	$—	141,139	301,583	$1,949,490	$3,537,972
James B. Boyd	—	$—	42,500	147,500	$696,363	$2,416,788
Frank Effler, Jr.	14,667	$196,207	41,334	87,333	$570,277	$1,363,878

(1)	“Value Realized” represents the fair market value of the shares of common stock underlying the option on the date of exercise less the aggregate exercise price of the option.

(2)	These values, unlike the amounts set forth in the column entitled “Value Realized,” have not been, and may never be, realized and are based on the positive spread between the respective exercise prices of outstanding options and the closing price of the Company’s common stock on December 31, 2001, the last day of trading for the fiscal year.

Performance Graph

      The graph below compares the cumulative total shareholder return on the common stock of the Company for the five fiscal years commencing December 31, 1996 and ending December 31, 2001 with the cumulative total return on the Nasdaq Stock Market and the Hambrecht & Quist Technology Index (assuming the investment of $100 in the Company’s common stock and in each of the indexes on the date of the Company’s initial public offering, and reinvestment of all dividends). The stock price performance on the following graph is not necessarily indicative of future stock price performance.

ESS TECHNOLOGY, INC.

STOCK PRICE PERFORMANCE

December 31, 1996 — December 31, 2001

      The following description data are supplied in accordance with Rule 304(d) of Regulation S-T:

			NASDAQ Stock Market —		JP Morgan H&Q
	ESS Technology, Inc.		U.S. Index		Technology Index

Date	Market Price	Investment Value	Index	Investment Value	Index	Investment Value

12/31/96	$27.11	$100.00	1291.03	$100.00	955.67	$100.00
3/31/97	$23.38	$86.22	1221.7	$94.68	948.56	$95.27
6/30/97	$12.95	$47.78	1442.07	$111.93	1141.24	$114.62
9/30/97	$14.64	$54.00	1685.69	$130.95	1382.62	$138.86
12/31/97	$7.32	$27.00	1570.35	$122.14	1164.75	$116.98
3/31/98	$6.15	$22.67	1835.68	$142.91	1410.27	$141.64
6/30/98	$4.52	$16.67	1894.74	$147.65	1443.58	$144.99
9/30/98	$3.25	$12.00	1693.84	$132.14	1282.6	$128.82
12/31/98	$4.82	$17.78	2192.69	$171.20	1809.97	$181.78
3/31/99	$4.97	$18.33	2461.4	$192.33	1970.53	$197.91
6/30/99	$12.95	$47.78	2686.12	$210.05	2333.2	$234.33
9/30/99	$12.77	$47.11	2746.16	$214.89	2465.66	$247.64
12/31/99	$21.39	$78.89	4069.31	$318.59	4034.92	$405.25
3/31/00	$16.87	$62.22	4572.83	$358.14	4551	$457.08
6/30/00	$13.98	$51.56	3966.11	$310.75	4080.04	$409.78
9/30/00	$13.80	$50.89	3672.82	$287.90	4005.4	$402.28
12/31/00	$4.94	$18.22	2470.52	$193.78	2601.72	$261.30
3/31/01	$5.54	$20.44	1840.26	$144.47	1817	$182.49
6/30/01	$10.22	$37.69	2161.24	$169.80	2022.67	$203.15
9/30/01	$10.22	$37.69	1498.8	$117.87	1319.73	$132.55
12/31/01	$21.26	$78.41	1950.4	$153.51	1785.85	$179.36

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Stock Performance Graph and the following report of the Audit Committee shall not be deemed to be soliciting material or deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE

      In 2001, the Board of Directors adopted a written Charter for the Audit Committee under which the Audit Committee performs its functions and responsibilities. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee meets with the Company’s independent accountants to review and discuss the adequacy of the Company’s internal control system, financial reporting procedures and other matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, such as the independent accountants’ judgments as to the quality of the financial statements, changes in the accounting policies and sensitive accounting estimates. In addition, the Audit Committee has discussed with the independent accountants the accountants’ independence from the Company and its management. The Audit Committee has considered whether the services provided by the independent accountants, in addition to auditing the financial statements, are compatible with maintaining the independence of the accountants and has concluded that the independence of the accountants is maintained and is not compromised by the services provided. Also, the Company’s independent accountants has provided the Audit Committee a letter of written disclosures confirming their independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”

      The Audit Committee reviews and discusses the audited financial statements with the management. The Audit Committee also reviews the interim financial information contained in each quarterly earnings announcement with management and the Company’s independent accountants prior to the public release of such earnings announcement. The Audit Committee reviews the general scope of the Company’s annual audit and fees charged by the independent accountants, reviews and monitors the performance of non-audit services by the Company’s accountants and reviews the fairness of any proposed transactions between any officer, director or other affiliate of the Company and the Company.

      After the reviews, the Audit Committee makes recommendations, such as to include the audited financial statement in the Company’s Annual Report on Form 10-K, to the full Board and performs such further functions as may be required by any stock exchange or over-the-counter market upon which the Company’s common stock may now or in the future be listed.

      Based on its reviews of the Company’s 2001 audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s 2001 audited financial statement be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

AUDIT COMMITTEE

/s/ DAVID S. LEE, PETER T. MOK and DOMINIC NG

David S. Lee
Peter T. Mok
Dominic Ng

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

      The Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company. The Committee reviews base salary levels and target bonuses for the Chief Executive Officer (“CEO”) at or about the beginning of each year. The Committee administers the Company’s incentive and equity plans, including the 1992 Stock Option Plan, the 1995 Equity Incentive Plan, the 1995 Employee Stock Purchase Plan, and the 1997 Equity Incentive Plan.

      The Committee’s philosophy in compensating the CEO is to relate compensation directly to corporate performance. Thus, the Company’s compensation policy for the CEO relates a portion of his total compensation to the Company profit objectives and individual objectives set forth at the beginning of the Company’s year. Consistent with this policy, a designated portion of the CEO’s compensation is contingent on corporate performance, and is also based on his performance as measured against objectives established under the CEO Incentive Plan, as determined by the Committee in its discretion. Long-term equity incentives for the CEO are effected through the granting of stock options under the 1995 Equity Incentive Plan and the 1997 Equity Incentive Plan. Stock options have value for the CEO only if the price of the Company’s stock increases above the fair market value on the grant date and the CEO remains in the Company’s employ for the period required for the shares to vest.

      The base salary, incentive compensation and stock option grants of the CEO are determined in part by the Committee reviewing data on prevailing compensation practices in technology companies with whom the Company competes for executive talent and by their evaluating such information in connection with the Company’s corporate goals. To this end, the Committee attempts to compare the compensation of the Company’s CEO with the compensation practices of comparable companies to determine base salary, target bonuses and target total cash compensation. In addition to his base salary, the Company’s CEO is eligible to receive cash bonuses and to participate in the 1995 Equity Incentive Plan, the 1995 Employee Stock Purchase Plan and the 1997 Equity Incentive Plan.

Compensation of Executive Officers

      During the fiscal year that ended on December 31, 2001, the Company’s executive compensation program was comprised of the following key components: base salary, annual bonus, and equity-based incentives.

      Base Salary. The Company sets the base salaries of its executives at the levels of comparably sized companies engaged in similar industries.

      Annual Bonus. The Company’s cash bonus program seeks to motivate executives to work effectively to achieve the Company’s financial performance objectives and to reward them when such objectives are met. Fiscal year 2001 executive bonus payments for Mr. Chan, Mr. Blair, Mr. Boyd and Mr. Effler were based upon individual performance objectives.

      Equity-Based Incentive Compensation. Stock options are an important component of the total compensation of executives. The Company believes that stock options align the interests of each executive with those of the shareholders. They also provide executives a significant, long-term interest in the Company’s success and help retain key executives in a competitive market for executive talent. The Company’s 1995 Equity Incentive Plan and 1997 Equity Incentive Plan authorize the Committee to grant stock options to executives. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executives in the Company. The option grants generally utilize four-year vesting periods to encourage executives to continue contributing to the Company, and they expire not later than ten years from the date of grant.

Compensation of the Chief Executive Officer

      The Company’s CEO’s compensation plan includes the same elements and performance measures as the plans of the Company’s other executive officers. The Compensation Committee evaluates the performance of the Company’s CEO, sets his base compensation and determines bonuses and awards stock or option grants, if any. Mr. Blair’s base salary for fiscal year 2001 was $260,000 compared to $260,000 for fiscal year 2000. He received a bonus of $260,000 for fiscal year 2001.

Deductibility of Executive Compensation

      The Compensation Committee has considered the impact of Section 162(m) of the Code, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, unless such compensation meets the requirements for the “performance-based” exception to the general rule. Since the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million, the Compensation Committee believes that this section will not affect the tax deductions available to the Company. It will be the Compensation Committee’s policy to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE

/s/DAVID S. LEE and PETER T. MOK

David S. Lee
Peter T. Mok

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report of the Compensation Committee shall not be deemed to be soliciting material or deemed to be incorporated by reference into any such filing.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors currently consists of David Lee and Peter Mok. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

CERTAIN BUSINESS RELATIONSHIPS

      Fred S.L. Chan, the Company’s Chairman of the Board, beneficially owns approximately 34.5% of the outstanding shares of Vialta, Inc. Mr. Chan currently serves as Vialta’s Chairman of the Board of Directors.

      Both before and in connection with the Vialta spin-off, the Company entered into a number of agreements with Vialta including a Research and Development Service Agreement, an Administrative and Management Service Agreement, an Assignment of Intellectual Property Agreement, and a Purchase Agreement with Vialta under which Vialta would purchase certain products from us by issuing purchase orders to us. Under these agreements, ESS charged Vialta a total of $6.8 million in the year ended December 31, 2001.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

      The Company loaned Frank Effler, Jr., its former Vice President of Worldwide Sales, $300,000 pursuant to a promissory note dated April 12, 2001. The loan was subject to a 5% annual interest rate compounded monthly. The loan had a maturity date of April 15, 2003 or sooner in certain circumstances. Mr. Effler repaid the loan in full on March 14, 2002.

      Aside from this loan, since the beginning of this fiscal year, the Company has not been a party to any transaction exceeding $60,000 in value with any of the Company’s directors, nominees for election as a director, executive officers, holders of more than 5% of the Company’s common stock or any member of the immediate family of any such persons, other than normal compensation arrangements that are described under the “Executive Compensation” Section of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC and the Nasdaq National Market. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements for the year ended December 31, 2001 were met.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

BY ORDER OF THE BOARD OF DIRECTORS

James B. Boyd
Chief Financial Officer

Fremont, California
April 30, 2002

IMPORTANT

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THANK YOU FOR ACTING PROMPTLY.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ESS TECHNOLOGY, INC.

2002 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned shareholder of ESS Technology, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 2002, and hereby appoints Robert L. Blair and James B. Boyd, and each of them, with full power to each of substitution, as proxies and attorneys-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of ESS Technology, Inc. to be held on May 29, 2002 at 2:00 p.m. local time, at The Fremont Marriott, 46100 Landing Parkway, Fremont, CA 94538, and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         The Proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) “FOR” the election of directors in the manner described in the Proxy Statement, (2) “FOR” the approval of the amendment to the 1997 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, (3) “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002, and as the proxy holders deem advisable on other matters that may come before the Annual Meeting, as the case may be, with respect to the item not marked.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

FOLD AND DETACH HERE

Please mark votes as in this example

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTORS AND PROPOSALS 2 AND 3.

			FOR	WITHHELD

1.	Election of Directors

	Nominees:	Fred S.L. Chan, Annie M.H. Chan, Robert L. Blair, David S. Lee, Peter T. Mok, and Dominic Ng

For all nominees except as noted above

			FOR	AGAINST	ABSTAIN

2.	To approve an amendment to the 1997 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares.

			FOR	AGAINST	ABSTAIN

3.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

And, in their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

SIGNATURE(S)	DATE

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership by authorized person.

A-2